SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2004

GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

New York	1-35	14-0689340

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (203) 373-2211

Item 5. Other Events

On June 11, 2004, the Board of Directors of General Electric Company (the "Company") elected Sir William Martin Castell as a Vice Chairman of the Board of Directors.

As stated in the Company's 2004 Proxy Statement, in connection with the acquisition of Amersham plc, the Company agreed to appoint Castell, Amersham's chief executive officer, to the board as a Vice Chairman after the completion of the acquisition because of his broad business experience and extensive industry knowledge. The acquisition was completed on April 8, 2004. In addition to his position as Vice Chairman, Castell will also serve as a member of the Public Responsibilities Committee of the Board of Directors.

Following the completion of the acquisition, Castell was appointed President and CEO of GE Healthcare, a position he obtained by entering into a Service Agreement with the Company, amended and restated as of February 11, 2004. Under the terms of the Service Agreement, among other things, Castell's annual basic salary is £1,000,000, and he is also entitled to an annual bonus of not less than £1,000,000, subject to continued employment and satisfactory performance. A copy of this agreement was filed as an exhibit to the Company's Form 10-Q for the quarter ended March 31, 2004 and is hereby incorporated by reference.

Item 7. Exhibits
Exhibit 10

Service Agreement between General Electric Company and Sir William Martin Castell, amended and restated as of February 11, 2004 (incorporated by reference to Exhibit 10 to the General Electric Company's Form 10-Q for the quarter ended March 31, 2004 (Commission file number 1-35)).

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Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERAL ELECTRIC COMPANY

By:	/s/ Michael R. McAlevey

Michael R. McAlevey Associate Secretary
Date: June 14, 2004

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